UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) January 13, 2011


                        ADVANCED TECHNOLOGIES GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          Nevada                         0-30987                  80-0987213
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

331 Newman Springs Rd., Bld. 1, 4 Fl. Suite 143
              Red Bank, NJ                                           07701
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (732-784-2801)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER MATTERS

     On June 23, 2010, the Securities and Exchange Commission filed a civil enforcement action against Advanced Technologies Group, Ltd. ("ATG"), and its officers Alexander Stelmak and Abelis Raskas in the United States District Court for the Southern District of New York ("the Court"). The Commission's Complaint alleged that between 1997 and 2006 the defendants raised $14,741,760.76 from investors through a series of illegal unregistered offerings of the securities of ATG and its predecessor companies, Oxford Global Network, Ltd., and Luxury Lounge, Inc. The Commission alleged that, in connection with these offerings, the defendants violated the securities registration requirements of Sections 5(a) and 5(c) of the Securities Act of 1933 ("Securities Act").

     The Commission sought disgorgement of all alleged ill-gotten gains, plus prejudgment interest thereon, for a total of $24,990,124 as well as additional relief. ATG, Stelmak and Raskas each served Answers to the Complaint in which they denied liability and asserted affirmative defenses.

     In October 2010, the defendants reached an agreement in principle with the Commission to settle (the "Settlement") the action in its entirety, which received the final approval of the Commission on December 30, 2010. On January 13, 2010, the Court issued an Order setting a schedule to effectuate the settlement and approve a Plan of Distribution, to be submitted on or before March 15, 2011. The Court also entered, as part of the Settlement, final judgments and consents for ATG, and the individual defendants.

     Under the Settlement, defendants consented to judgment in the total amount of $19,186,536.32, of which approximately $14.8 million will be payable within 14 days following entry of the judgment and the balance will be due in nine monthly installments following the entry of judgment. Such funds are to be distributed to investors who participated in the unregistered offerings at issue pursuant to a Plan of Distribution that must be filed by the Commission with the Court by March 15, 2011 and will be subject to the Court's approval. The Commission has agreed that the Plan of Distribution will require the surrender and cancellation of shares of any investor who participates in the settlement. ATG has agreed to pay $500,000 to satisfy the costs of the administration of the Plan.

     ATG and Stelmak consented to judgment against them in the full amount of $19,186,536.32, and have agreed to certain prohibitions, including for Stelmak and ATG, a permanent injunction against future violations of Section 5(a) and 5(c) of the Securities Act, and for Stelmak a five year ban from participating in any offering of penny stock. Stelmak and ATG also have accepted civil penalties of $6,500 and $65,000, respectively. Raskas, for his part, consented to judgment of $4,749,948.03 of the total $19,186,536.32 judgment at issue. As no penalties or restrictions were sought against Raskas, none are contained in his proposed judgment.

     The Commission has agreed that all settlement funds (except the civil penalty for Stelmak) will be paid by ATG, with Raskas (only to the limited extent of his liability) and Stelmak responsible for any shortfall.

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
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ADVANCED TECHNOLOGIES GROUP, LTD.


                                      By: /s/ Alex Stelmak
                                         ---------------------------------------
                                      Name:  Alex Stelmak
                                      Title: Chief Executive Officer

Date: January 26, 2011


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